Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “General Information – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and “Independent Registered Public Accounting Firm” in the Prospectus Supplement, and the incorporation by reference of our report dated July 25, 2013 in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-190872) and related Prospectus, Statement of Additional Information, and Prospectus Supplement of Guggenheim Strategic Opportunities Fund.

      /s/ Ernst & Young LLP

Chicago, Illinois
October 11, 2013